Exhibit 10.2

AMENDED AND RESTATED PURCHASE RIGHTS AGREEMENT

BY AND AMONG

PATTERN ENERGY GROUP 2 LP,

PATTERN ENERGY GROUP INC.

AND (SOLELY WITH RESPECT TO ARTICLE III),

PATTERN ENERGY GROUP HOLDINGS 2 LP

AND

PATTERN ENERGY GP 2 LLC

AMENDED AND RESTATED
PURCHASE RIGHTS AGREEMENT

THIS AMENDED AND RESTATED PURCHASE RIGHTS AGREEMENT is entered into on, and effective as of June 16, 2017, among Pattern Energy Group 2 LP, a Delaware limited partnership (“PEG 2 LP”), Pattern Energy Group Inc., a Delaware corporation (“PEG Inc.”) and, solely with respect to Article III, Pattern Energy Group Holdings 2 LP, a Delaware limited partnership (“PEGH 2”), and Pattern Energy GP 2 LLC, a Delaware limited liability company (“PEGH 2 GP” and together with PEGH 2, the “PEGH 2 Partners”).

R E C I T A L S:

1.       The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article II, with respect to PEG Inc.’s right of first offer relating to projects sold by PEG 2 LP.

2.       The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article III, with respect to PEG Inc.’s right of first offer relating to a sale of PEG 2 LP or all or substantially all of PEG 2 LP’s assets.

3.       The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article IV, with respect to PEG Inc.’s rights relating to unfunded and abandoned projects of PEG 2 LP.

4.       The Parties entered into the Purchase Rights Agreement, dated as of December 8, 2016 (the “Initial Agreement”), and desire to amend and restate the Initial Agreement to further provide for their rights and obligations as described herein.

  In consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby amend and restate the Initial Agreement in its entirety and further agree as follows:

Article I.
DEFINITIONS

Section 1.1            Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Advanced Project” means, as of any date, any Project that (i) is not an Early Stage Project or a Mid Stage Project, or (ii) is an Early Stage Project or a Mid Stage Project that is a Construction-Ready Project.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with, the Person in question.

“Agreement” means this Amended and Restated Purchase Rights Agreement, as it may be amended, modified, or supplemented from time to time in accordance with Section 6.6 hereof.

“Applicable Law” means any applicable constitutional provision, statute, act, code, law, regulation, rule, ordinance, Order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter, of a Governmental Authority having valid jurisdiction.

“Business Day” means a day other than a Saturday, Sunday or any other day on which commercial banks in Toronto, Ontario or New York, NY are authorized or required by Applicable Law to close. Any event the scheduled occurrence of which would fall on a day that is not a Business Day shall be deferred until the next succeeding Business Day.

“COD” means the date on which an independent engineer certifies that a Project becomes an Operational Project.

“Construction-Ready Project” means any Project that (i) is (A) ready to close construction financing with commercial financing parties or (B) ready to, or has, issued a full notice to proceed under an Engineering, Procurement and Construction contract; or (ii) (x) has all material project agreements required to construct, operate and maintain the Project (including an interconnection agreement and a long-term power sales agreement at pricing that supports the closing of financing for construction of the Project), (y) has all requisite real estate rights and (z) has obtained all governmental approvals required for that stage of construction and such governmental approvals are in full force and effect.

“Control” or “Controlled” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Early Stage Information Notice” has the meaning given to such term in Section 4.1(a).

“Early Stage Project” means, as of any date, any Project for which the aggregate investment amount in such Project as of such date (including, without limitation, any acquisition costs, overhead, development costs, and letters of credit exposure) is $5 million or less.

“Equity Interests” means all shares, capital stock, partnership or limited liability company interests, membership interests, units, participations, distribution rights or similar equity interests issued by any Person, however designated.

“Final Offer Price” has the meaning given such term in Section 2.2(b).

“Final Project Offeror” has the meaning given such term in Section 2.2(d).

“Final Rights Acceptance Period” has the meaning given such term in Section 2.2(b).

“Final Rights Offer Period” has the meaning given such term in Section 2.2(b).

"First Rights PEG 2 LP Offer" has the meaning given to such term in Section 3.2(b).

“Final Rights Project Offer” has the meaning given such term in Section 2.2(b).

“First Rights Acceptance Period” has the meaning given such term in Section 2.2(b).

“First Rights Offer Period” has the meaning given such term in Section 2.2(b).

“First Rights Project Declination” has the meaning given such term in Section 2.2(b).

“First Rights Project Offer” has the meaning given such term in Section 2.2(b).

“Governmental Authority” means:

(i)	any government, whether national, federal, provincial, state, territorial, municipal or local (whether administrative, legislative, executive or otherwise);

(ii)	any agency, authority, ministry, department, regulatory body, court, central bank, bureau, board or other instrumentality having legislative, judicial, taxing, regulatory, prosecutorial or administrative powers or functions of, or pertaining to, government;

(iii)	any court, commission, individual, arbitrator, arbitration panel or other body having adjudicative, regulatory, judicial, quasi-judicial, administrative or similar functions; and

(iv)	any other body or entity created under the authority of or otherwise subject to the jurisdiction of any of the foregoing, including any stock or other securities exchange or professional association.

“Initial Agreement” is defined in the Recitals to this Agreement.

“Mid Stage Project” means, as of any date, any Project for which the aggregate investment amount as of such date (including, without limitation, any acquisition costs, overhead, development costs, and letters of credit exposure) is greater than $5 million but less than $25 million.

“Mid Stage Project Exit” has the meaning set forth in Section 4.1(b).

“Offer Rejection Date” has the meaning set forth in Section 2.2(d).

“Operational Project” means any Project that has: (i) achieved commercial operations in accordance with the terms of its applicable construction agreement, power sales agreement or interconnection agreement, as the case may be; and (ii) generated operating revenue from the sale of electricity or transmission services under its applicable power sales agreement or transmission services agreement.

“Order” means any order, directive, judgment, decree, injunction, decision, ruling, award or writ of any Governmental Authority.

“Parties” means the parties to this Agreement and their successors and permitted assigns.

“PEGH 2” is defined in the introduction to this Agreement.

“PEGH 2 Board” means the Board of Directors of PEGH 2.

“PEGH 2 GP” is defined in the introduction to this Agreement.

“PEGH LP Partners” is defined in the introduction to this Agreement.

“PEGH 2 Project Percentage” means, with respect to a Project, the amount of equity funded by PEGH 2 in such Project, divided by the total amount of equity funded by both PEGH 2 and PEG Inc., in the aggregate, in such Project.

“PEG Inc.” is defined in the introduction to this Agreement.

“PEG Inc. Entities” means PEG Inc. and any Person Controlled by PEG Inc.

“PEG 2 LP” is defined in the introduction to this Agreement.

“PEG 2 LPA” means the Second Amended and Restated Agreement of Limited Partnership of PEG 2 LP, dated as of the date hereof, as the same may be amended from time to time.

“PEG 2 LP Entities” means PEG 2 LP and its Subsidiaries, and any other Person Controlled, directly or indirectly, by PEG 2 LP, in each case, other than the PEG Inc. Entities.

“PEG 2 LP Offer Price” has the meaning given such term in Section 3.2(b).

“PEG 2 LP Transfer Notice” has the meaning given such term in Section 3.2(a).

“Permitted Assignee” means Public Sector Pension Investment Board, an entity having its registered office at 1250 Rene-Levesque Blvd. West, Suite 1400, Montreal, Quebec, H3B 5E9, Canada, or any of its Affiliates.

“Person” means an individual, corporation, partnership, joint venture, trust, limited liability company, unlimited liability company, unincorporated organization or any other entity.

“Project” has the meaning given such term in Section 2.1.

“Project Offer Price” has the meaning given such term in Section 2.2(b).

“Project Transfer Notice” has the meaning given such term in Section 2.2(a).

“Subject Project Interest” has the meaning given such term in Section 2.2(a).

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, limited liability company, unlimited liability company, joint venture or partnership of which such Person (a) beneficially owns, either directly or indirectly, fifty percent (50%) or more of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined Equity Interests, or (iii) the capital or profit interests, in the case of a partnership; or (b) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body.

“Transfer” means any direct or indirect transfer, assignment, sale or other disposition, whether through the direct or indirect transfer, assignment, sale or other disposition of Equity Interests or assets, by merger or otherwise; provided, however, that such term shall not include: (a) transfers, assignments, sales or other dispositions from a PEG 2 LP Entity to another PEG 2 LP Entity; (b) grants of security interests in or mortgages or liens in favor of a bona fide third party lender in the business of providing debt financing; or (c) transfers, assignments, sales or other dispositions as part of a transaction with a tax equity counterparty (other than PEG 2 LP, PEG Inc. or their respective Affiliates), such as sale-leaseback transactions or partnership flip transactions (excluding, for the avoidance of doubt, any transfer of the interest retained by the PEG 2 LP Entity that entered into such tax equity financing).

“Transferee” means the recipient of a Transfer.

“Updated Portfolio Description” has the meaning given such term in Section 3.2(c).

“Updated Project Description” has the meaning given such term in Section 2.2(d).

“Wind-Up Pipeline Project” means a Project that is not a Wind-Up ROFO Project.

“Wind-Up ROFO Project” means a Project that has advanced to a point where, as of such date of determination, a reasonable person would conclude that the Project will likely be a Construction-Ready Project within twelve months.

Article II.
PROJECT PURCHASE RIGHT OF FIRST OFFER

Section 2.1            Project Purchase Right of First Offer. For the term set forth in Section 2.3, PEG 2 LP hereby grants PEG Inc. a right of first offer on any proposed Transfer by any PEG 2 LP Entity of all or any portion of such PEG 2 LP Entity’s ownership interest in any power generation, storage or transmission facility or project now or hereafter owned in whole or in part by any PEG 2 LP Entity in any stage, including in development, construction or commercial operation (each a “Project”), in accordance with Section 2.2. PEG 2 LP will take all actions necessary to cause such right of first offer to be exercisable in accordance with this Article II, including by causing each PEG 2 LP Entity to take any actions necessary to facilitate and enforce such exercise and to consummate the transactions contemplated by this Article II.

Section 2.2            Procedures for Rights of First Offer.

(a)                In the event that any PEG 2 LP Entity proposes to Transfer all or any portion of its ownership interest in any Project, PEG 2 LP shall give PEG Inc. written notice within a commercially reasonable amount of time (that is intended to be sufficiently early to permit the Parties to exercise their rights set forth in this Section 2.2) setting forth the details of the proposed Transfer, including a description of the Project (including the mega-wattage, stage of development or construction, material counterparties, details of the project contracts and other material information with respect to the Project that an acquiror thereof would reasonably be anticipated to request in order to reasonably diligence and assess such Project), the interest to be Transferred (the “Subject Project Interest”) and any other material terms of the proposed Transfer reasonably known or anticipated by PEG 2 LP (a “Project Transfer Notice”). For the avoidance of doubt, PEG 2 LP shall, and shall cause each other PEG 2 LP Entity to, seek to Transfer each Project (in accordance with the terms hereof) at or around COD; provided, that at the reasonable request of either PEG 2 LP or PEG Inc., the Parties may agree (acting reasonably) to effect such Transfer at a time other than COD.

(b)               Within 20 calendar days after delivery of a Project Transfer Notice (a “First Rights Offer Period”), PEG Inc. shall either: (i) deliver a written offer to PEG 2 LP to purchase the Subject Project Interest setting forth PEG Inc.’s offer price (a “Project Offer Price”) and other material terms and conditions on which PEG Inc. proposes to purchase such Subject Project Interest (a “First Rights Project Offer”) or (ii) deliver a written notice to PEG 2 LP that PEG Inc. will not make a First Rights Project Offer in response to the Project Transfer Notice (a “First Rights Project Declination”). Unless a First Rights Project Offer is rejected pursuant to written notice from PEG 2 LP delivered to PEG Inc. within five (5) Business Days following the delivery of a First Rights Project Offer (the “First Rights Acceptance Period”), such First Rights Project Offer shall be deemed to have been accepted by PEG 2 LP, and PEG Inc. shall have the right to acquire the Subject Project Interest, and PEG 2 LP shall transfer the Subject Project Interest to PEG Inc., on the terms set forth in such First Rights Project Offer, and subject to documentation reasonably agreed between the parties based on the form attached hereto as Exhibit A.

(c)                In the event that (A) PEG 2 LP rejects a First Rights Project Offer by delivering notice thereof to PEG Inc. before the expiration of the First Rights Acceptance Period or (B) PEG Inc. fails to deliver either a First Rights Project Offer or a First Rights Project Declination or delivers a First Rights Project Declination, in each case before the expiration of the First Rights Offer Period, PEG Inc. or its Permitted Assignee (a “Final Project Offeror”) shall have an additional opportunity, exercisable within the thirty (30) calendar day period following, in the case of (A), the date that the rejection of the First Rights Project Offer is delivered to PEG Inc. or, in the case of (B), the expiration of the First Rights Offer Period or earlier delivery of a First Rights Project Declination to PEG 2 LP (a “Final Rights Offer Period”), to deliver a written offer to PEG 2 LP to purchase the Subject Project Interest setting forth such Final Project Offeror’s offer price (a “Final Offer Price”) and other material terms and conditions on which such Final Project Offeror proposes to purchase such Subject Project Interest (a “Final Rights Project Offer”). Unless a Final Rights Project Offer is rejected pursuant to written notice from PEG 2 LP delivered to such Final Project Offeror and PEG Inc. within five (5) Business Days following the delivery of a Final Rights Project Offer to PEG 2 LP (the “Final Rights Acceptance Period”), such Final Rights Project Offer shall be deemed to have been accepted by PEG 2 LP, and such Final Project Offeror shall have the right to acquire the Subject Project Interest, and PEG 2 LP shall transfer the Subject Project Interest to such Final Project Offeror, on the terms and conditions set forth in the Final Rights Project Offer, and subject to documentation reasonably agreed between the parties based on the form attached hereto as Exhibit A.

(d)               In the event that (i) PEG 2 LP validly rejects a Final Rights Project Offer, (ii) PEG 2 LP validly rejects a First Rights Project Offer and PEG Inc. or its Permitted Assignee thereafter fails to deliver a Final Rights Project Offer or (iii) PEG Inc. delivers a First Rights Project Declination and PEG Inc. or its Permitted Assignee thereafter fails to deliver a Final Rights Project Offer, in each case as provided in Section 2.2(b), PEG 2 LP shall, subject to the restrictions in this Section 2.2(d), be entitled to Transfer the applicable Subject Project Interest to any Person; provided, however, that PEG 2 LP shall not provide any material information with respect to the applicable Subject Project Interest to any actual or potential Transferee of such Subject Project Interest that was not provided to PEG Inc. together with the Project Transfer Notice. In the event that PEG Inc. has previously delivered a First Rights Project Offer in respect of the Subject Project Interest which offer was rejected by PEG 2 LP, PEG 2 LP shall only be permitted to Transfer the Subject Project Interest to a party that is not PEG Inc. (including, for the avoidance of doubt, any Final Project Offeror that is not PEG Inc.) (A) if it enters into a definitive agreement to so Transfer the Subject Project Interest with such party during the six month period following the date on which PEG 2 LP rejected the applicable First Rights Project Offer (the date of such rejection, the “Offer Rejection Date”), (B) if it consummates the transactions contemplated by such definitive agreement prior to the twelve-month anniversary of the Offer Rejection Date, (C) at a price greater than or equal to 110% of the applicable Project Offer Price; provided that if such party is a tax exempt Canadian Crown

Corporation and as a result of such status the proceeds received by PEG LP will be subject to incremental tax or tax withholding, for purposes of this clause (C) the price paid will be deemed decreased by the amount of such incremental tax or tax withholding, and (D) on other terms and conditions that are not materially less favorable to PEG 2 LP than the terms and conditions set forth in the applicable First Rights Project Offer. If PEG 2 LP does not enter into such a definitive agreement to Transfer the Subject Project Interest during the six-month period following the Offer Rejection Date or does not consummate the Transfer pursuant to such definitive agreement within the twelve-month period following the Offer Rejection Date, then PEG 2 LP shall provide PEG Inc. with an updated description of the Project (including the mega-wattage, stage of development, construction or operations, material counterparties, details of the Project contracts and other material information with respect to the Project that an acquiror thereof would reasonably be anticipated to request in order to reasonably diligence and assess such Project) (an “Updated Project Description”), and PEG Inc. shall have the option, but not the obligation, to purchase the applicable Subject Project Interest at a price equal to 96% of the applicable Project Offer Price on the terms and conditions set forth in the applicable First Rights Project Offer, in accordance with the procedures set forth in the following sentence (the “96% Offer”). Within 30 calendar days after delivery of an Updated Project Description (a “96% Offer Period”), PEG Inc. shall either: (i) deliver a written notice to PEG 2 LP exercising such option to purchase the applicable Subject Project Interest, in which case PEG 2 LP shall transfer the Subject Project Interest to PEG Inc. at a price equal to 96% of the applicable Project Offer Price and on the other terms and conditions set forth in the applicable First Rights Project Offer, subject to documentation reasonably agreed between the parties based on the form attached hereto as Exhibit A or (ii) deliver a written notice to PEG 2 LP that PEG Inc. will not exercise such option; provided, that if PEG Inc. does not exercise such option within thirty (30) calendar days of receiving such Updated Project Description, the terms of this Section 2.2 shall apply anew with respect to any Transfer of such Subject Project Interest. Furthermore, in the event that PEG 2 LP validly rejects a Final Rights Project Offer, PEG 2 LP shall only be permitted to Transfer the Subject Project Interest to a party other than PEG Inc. or a Permitted Assignee at a price greater than 100% of the applicable Final Offer Price (it being understood and agreed that if the party making a Final Rights Project Offer is a tax exempt Canadian Crown Corporation and as a result of such status the proceeds received by PEG LP in such Final Rights Project Offer will be subject to incremental tax or tax withholding, for purposes of this sentence and the immediately following proviso the Final Offer Price will be deemed decreased by the amount of such incremental tax or tax withholding); provided that if such transfer price is less than the Final Offer Price and greater than or equal to 110% of the applicable Project Offer Price, PEG 2 LP shall not be required to sell the applicable Subject Project Interest to PEG Inc. pursuant to the 96% Offer if it instead elects that the terms of this Section 2.2 shall apply anew with respect to any Transfer of such Subject Project Interest.

(e)                PEG Inc. shall be entitled to assign from time to time, without the prior consent of PEG 2 LP, its rights to (i) submit a Final Rights Project Offer described in Section 2.2(b) and (ii) acquire all or any portion of a Subject Project Interest under Section 2.2(b) or Section 2.2(c), in each case to any Permitted Assignee.

Section 2.3            Term of the Project Purchase Right of First Offer. Section 2.1 and Section 2.2, including the obligations and rights of PEG 2 LP and PEG Inc. thereunder, shall survive until a wind-up of PEG 2 LP in accordance with the terms of the PEG 2 LPA; provided, however, that notwithstanding any termination or expiration of Section 2.1 and Section 2.2, if any First Rights Project Offer or Final Rights Project Offer shall have been delivered prior to such termination or expiration, the obligations and rights of the Parties with respect to the Subject Project Interest subject thereto shall survive until the applicable terms of Section 2.2 with respect thereto have been complied with and performed in full.

Article III.
PEG 2 LP PURCHASE RIGHT OF FIRST OFFER

Section 3.1            PEG 2 LP Purchase Right of First Offer. For the term set forth in Section 3.3, PEG 2 LP and the PEGH 2 Partners hereby grant PEG Inc. a right of first offer on any proposed Transfer of any material portion of the Equity Interests or all or substantially all of the assets of PEG 2 LP in accordance with Section 3.2. PEG 2 LP and the PEGH 2 Partners will take all actions necessary to cause such right of first offer to be exercisable in accordance with this Article III, including by causing each PEG 2 LP Entity to take any actions necessary to facilitate and enforce such exercise and to consummate the transactions contemplated by this Article III. The Parties will reasonably cooperate in determining the scope of any proposed Transfer that PEG 2 LP and the PEGH 2 Partners consider to be an immaterial portion of Equity Interests of PEG 2 LP with a view of not circumventing the purpose of this Article III.

Section 3.2            Procedures for Rights of First Offer.

(a)                In the event that the PEGH 2 Partners or PEG 2 LP propose to Transfer any material portion of the Equity Interests or all or substantially all of the assets of PEG 2 LP, PEG 2 LP and the PEGH 2 Partners shall give PEG Inc. written notice setting forth the details of the proposed Transfer, including a description of PEG 2 LP’s assets (including, with respect to each of PEG 2 LP’s Projects, the mega-wattage, stage of development or construction, material counterparties, details of any project contracts and other material information with respect to PEG 2 LP and the Projects that an acquiror thereof would reasonably be anticipated to request in order to reasonably diligence and assess PEG 2 LP and such Projects), the Equity Interests or assets to be Transferred (in each case, the “PEG 2 LP Interests”) and any other material terms of the proposed Transfer reasonably known or anticipated by PEG 2 LP or the PEGH 2 Partners (a “PEG 2 LP Transfer Notice”).

(b)               Within 45 calendar days after delivery of a PEG 2 LP Transfer Notice, PEG Inc. shall either: (i) deliver a written offer to PEG 2 LP and the PEGH 2 Partners to purchase the PEG 2 LP Interests setting forth PEG Inc.’s offer price (a “PEG 2 LP Offer Price”) and other material terms and conditions on which PEG Inc. proposes to purchase the PEG 2 LP Interests (a “First Rights PEG 2 LP Offer”) or (ii) deliver a written notice to PEG 2 LP that PEG Inc. will not make a First Rights PEG 2 LP Offer in response to the PEG 2 LP Transfer Notice (a “First Rights PEG

2 LP Declination”). Unless a First Rights PEG 2 LP Offer is rejected pursuant to written notice from PEG 2 LP delivered to PEG Inc. within 30 calendar days of PEG Inc.’s delivery of a First Rights PEG 2 LP Offer, such First Rights PEG 2 LP Offer shall be deemed to have been accepted by PEG 2 LP and the PEGH 2 Partners, and PEG Inc. shall have the right to acquire the PEG 2 LP Interests, and PEG 2 LP and the PEGH 2 Partners shall Transfer the PEG 2 LP Interests to PEG Inc., on the terms set forth in First Rights PEG 2 LP Offer, and subject to documentation reasonably agreed between the parties.

(c)                In the event that (a) PEG Inc. delivers a First Rights PEG 2 LP Declination, (b) PEG 2 LP validly rejects a First Rights PEG 2 LP Offer, or (c) PEG Inc. fails to deliver either a First Rights PEG 2 LP Declination or a First Rights PEG 2 LP Offer, each as provided in and pursuant to the terms of Section 3.2(b) above, PEG 2 LP and the PEGH 2 Partners shall be free to Transfer the PEG 2 LP Interests to any Person; provided, however, that PEG 2 LP and the PEGH 2 Partners may not provide any material information with respect to PEG 2 LP, its assets or the PEG 2 LP Interests to any actual or potential Transferee of the PEG 2 LP Interests that was not provided to PEG Inc. together with the PEG 2 LP Transfer Notice. In the event that PEG Inc. had previously delivered a First Rights PEG 2 LP Offer that was rejected, PEG 2 LP and the PEGH 2 Partners shall only be permitted to enter into a definitive agreement to Transfer the PEG 2 LP Interests to a party other than PEG Inc. (A) during the six month period following such rejection, (B) at a price greater than or equal to 110% of the applicable PEG 2 LP Offer Price and (C) on other terms and conditions that are not materially less favorable to PEG 2 LP and the PEGH 2 Partners than the terms and conditions set forth in the applicable First Rights PEG 2 LP Offer. If PEG 2 LP does not enter into such a definitive agreement to Transfer the PEG 2 LP Interests within the six month period following delivery of the applicable First Rights Project Declination or does not consummate the Transfer of the PEG 2 LP Interests pursuant to such definitive agreement within the twelve month period following such rejection, then PEG 2 LP shall provide PEG Inc. with an updated description of PEG 2 LP’s assets (including, with respect to each of PEG 2 LP’s Projects, the mega-wattage, stage of development or construction, material counterparties, details of any project contracts and other material information with respect to PEG 2 LP and the Projects that an acquiror thereof would reasonably be anticipated to request in order to reasonably diligence and assess PEG 2 LP and such Projects) (an “Updated Portfolio Description”), and PEG Inc. shall have the option, but not the obligation, to purchase the applicable PEG 2 LP Interests at a price equal to 96% of the applicable PEG 2 LP Offer Price on the terms and conditions set forth in the applicable First Rights PEG 2 LP Offer, in accordance with the procedures set forth in the following sentence. Within 30 calendar days after delivery of an Updated Portfolio Description (a “PEG 2 LP 96% Offer Period”), PEG Inc. shall either: (i) deliver a written notice to PEG 2 LP and the PEGH 2 Partners exercising such option to purchase the applicable PEG 2 LP Interests, in which case PEG 2 LP and the PEGH 2 Partners shall Transfer the PEG 2 LP Interests to PEG Inc. at a price equal to 96% of the applicable PEG 2 LP Offer Price and on the other terms and conditions set forth in the applicable First Rights PEG 2 LP Offer, subject to documentation reasonably agreed between the parties or (ii) deliver a written notice to PEG 2 LP and the PEGH 2 Partners that PEG Inc. will not exercise such option; provided that if PEG Inc. does not exercise such option within thirty (30) calendar days of receiving such Updated Portfolio Description, the terms of this Section 3.2 shall apply anew with respect to any Transfer of such PEG 2 LP Interest.

Section 3.3            Term of the PEG 2 LP Purchase Right of First Offer. Section 3.1 and Section 3.2, including the obligations and rights of PEG 2 LP, the PEGH 2 Partners and PEG Inc. thereunder, shall survive until the earlier of: (a) the acquisition of the PEG 2 LP Interests by PEG Inc. pursuant to Section 3.1 and Section 3.2; and (b) the termination of the rights and obligations in Section 2.1 and Section 2.2 pursuant to Section 2.3.

Article IV.
PURCHASE RIGHTS WITH RESPECT TO New PROJECTS THAT ARE REJECTED OR ABANDONED BY PEG 2 LP

Section 4.1            Notwithstanding any provision of this Agreement to the contrary, in the event that the PEGH 2 Board passes a decision to decline (or cease) the development of or funding for, or, in the case of clause (d) the evaluation, negotiation, interest or pursuit of:

(a)                an Early Stage Project, then PEG Inc. shall have the option, but not the obligation, to acquire such Early Stage Project in accordance with the procedures set forth in this Section 4.1(a). Within a commercially reasonable time period following such decision by the PEGH 2 Board, PEG 2 LP shall give PEG Inc. written notice of such decision (an “Early Stage Information Notice”), including a description of the Early Stage Project (including, to the extent applicable, the mega-wattage, stage of development or construction, material counterparties, details of the project contracts and other material information with respect to the Early Stage Project that an acquirer thereof would reasonably be anticipated to request in order to reasonably diligence and assess such Early Stage Project). Within twenty calendar days after delivery of an Early Stage Information Notice, PEG Inc. shall have the option, but not the obligation, to deliver a written notice to PEG 2 LP exercising PEG Inc.’s option to purchase the applicable Early Stage Project, in which case PEG 2 LP shall transfer such Early Stage Project to PEG Inc. in exchange for an amount in cash equal to PEG 2 LP’s cost basis (reasonably documented by PEG 2 LP) in such Early Stage Project (including any overhead expenses) to be paid within sixty calendar days after delivery for the Early Stage Information Notice, subject to documentation reasonably agreed between the parties;

(b)               a Mid Stage Project, PEG Inc. shall have the option, but not the obligation, to acquire such Mid Stage Project in accordance with the procedures set forth in this Section 4.1(b). Within a commercially reasonable time period following such decision by the PEGH 2 Board, PEG 2 LP shall give PEG Inc. written notice of such decision, including a description of the Mid Stage Project (including, to the extent applicable, the mega-wattage, stage of development or construction, material counterparties, details of the project contracts and other material information with respect to the Mid Stage Project that an acquirer thereof would reasonably be anticipated to request in order to reasonably diligence and assess such Mid Stage Project). Within twenty calendar days after delivery of such notice, PEG Inc. shall have the option, but not the obligation, to deliver a written notice to PEG 2 LP exercising PEG Inc.’s option to purchase the applicable Mid Stage Project, in which case PEG 2 LP shall, subject to documentation reasonably agreed between the parties, transfer such Mid Stage Project to PEG Inc. in exchange for the following consideration: (i) an amount in cash equal to PEG 2 LP’s cost basis (reasonably documented by PEG 2 LP) in such Mid Stage Project (including any overhead expenses), to be paid on the date that construction financing closes on such Mid Stage Project and (ii) if a PEG Inc. Entity subsequently Transfers such Mid Stage Project to a Person that is not a PEG Inc. Entity (a “Mid Stage Project Exit”), an amount in cash equal to (x) the PEGH 2 Project Percentage multiplied by (y) the aggregate development profit achieved on such Mid Stage Project, to be paid upon the consummation of the Mid Stage Project Exit;

(c)                an Advanced Project, PEG 2 LP shall promptly seek to Transfer such Advanced Project pursuant to the terms and procedures set forth in Article II; and

(d)               the acquisition of any new development project (regardless of size) from a third party, PEG Inc. shall have the right, but not the obligation, to acquire such project directly from such third party.

Article V.
WIND UP ARRANGEMENTS

Section 5.1            Notwithstanding any provision of this Agreement to the contrary, promptly following any wind-up of PEG 2 LP in accordance with the terms of the PEG 2 LPA, the Parties shall cooperate to classify each existing Project (acting reasonably) as either a Wind-Up Pipeline Project or a Wind-Up ROFO Project. Promptly following such classification, (a) PEG 2 LP shall promptly seek to Transfer each of the Wind-Up Pipeline Projects pursuant to the terms and procedures set forth in Article II, and (b) PEG 2 LP shall, at the discretion of the PEGH 2 Board, promptly either (i) continue to develop each Wind-Up ROFO Project until such Wind-Up ROFO Project becomes a Construction-Ready Project, after which time PEG 2 LP shall promptly seek to Transfer such Wind-Up ROFO Project pursuant to the terms and procedures set forth in Article II or (ii) cease to develop and/or fund any Wind-Up ROFO Project and promptly seek to Transfer such Wind-Up ROFO Project pursuant to the terms and procedures set forth in Article II.

Article VI.
MISCELLANEOUS

Section 6.1            Choice of Law; Submission To Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the State of New York, excluding any conflict-of-laws rule or principle that might refer the governance or the construction of this Agreement to the law of another jurisdiction irrespective of the choice of laws principles. Except as may otherwise expressly be set forth in any purchase and sale agreement entered into between or among the Parties or their Affiliates in connection with the exercise of the purchase rights set forth in Article II and Article III, and subject to Section 6.2, each of the Parties hereby irrevocably submits to the exclusive jurisdiction of any state or federal court sitting in New York, New York in connection with any claim, suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or any dealings between them relating to the subject matter of this Agreement and the relationship that is being established. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM, SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED.

Section 6.2            Enforcement. Each Party agrees and acknowledges that the other Parties do not have an adequate remedy at law for the breach by any such Party of its covenants and agreements set forth in this Agreement, and that any breach by any such Party of its covenants and agreements set forth in this Agreement would result in irreparable injury to each other Party. Each Party shall be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including costs of enforcement) and to exercise any and all other rights existing in its favor. The Parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that each Party may, in its sole discretion, apply to any court of law or equity of competent jurisdiction for, and shall be entitled to specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation or threatened violation of the provisions of this Agreement.

Section 6.3            Notice. All notices, requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given by depositing the same in the mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by private-courier, prepaid, or by telecopier to such party. Notice given by personal delivery or mail shall be effective upon actual receipt. Couriered notices shall be deemed delivered on the date the courier represents that delivery will occur. Notice given by telecopier shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next Business Day after receipt if not received during the recipient’s normal business hours. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below such Party’s signature to this Agreement, or at such other address as such Party may stipulate to the other Parties in the manner provided in this Section 6.3.

Section 6.4            Entire Agreement. This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

Section 6.5            Waiver; Effect of Waiver or Consent. Any Party hereto may (a) extend the time for the performance of any obligation or other act of any other Party hereto or (b) waive compliance with any agreement or condition of any other Party contained herein. Except as otherwise specifically provided herein, any such extension or waiver shall be valid only if set forth in a written instrument duly executed by the party or parties to be bound thereby. No waiver or consent, express or implied, by any Party of or to any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a waiver or consent of or to any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a Party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder until the applicable statute of limitations period has run.

Section 6.6            Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto.

Section 6.7            Assignment. No Party shall have the right to assign its rights or obligations under this Agreement without the consent of the other Parties hereto, except that PEG Inc. shall be enabled to assign its rights hereunder to an Affiliate that agrees to be bound to the terms hereof; provided, however, that PEG Inc. may assign its rights to a Permitted Assignee to the extent expressly provided in Section 2.2(e); provided, further, that subject to the foregoing, this Agreement shall be binding on the Parties and their respective successors and assigns.

Section 6.8            Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 6.9            Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

Section 6.10        Rules of Construction. Interpretation of this Agreement shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires, (b) references to the terms Article, Section, and paragraph are references to the Articles, Sections, and paragraphs to this Agreement unless otherwise specified, (c) the word “including” and words of similar import shall mean “including, without limitation,” (d) provisions shall apply, when appropriate, to successive events and transactions, (e) the headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement and (f) this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

Section 6.11        Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

Section 6.12        Laws and Regulations. Notwithstanding any provision of this Agreement to the contrary, no party to this Agreement shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such party to be in violation of any Applicable Law.

Section 6.13        No Third Party Beneficiaries. Each Final Project Offeror and, solely to the extent of the applicable assignment, each Permitted Assignee (if any) shall be a beneficiary of this Agreement, entitled to the benefits of this Agreement. The provisions of this Agreement are enforceable solely by the Parties and, solely to the extent of the applicable assignment, each Permitted Assignee (if any), and no other Person, including any limited partner, member or equity holder of the Parties, shall have the right, separate and apart from the Parties, as applicable, to enforce any provision of this Agreement or to compel any Party to this Agreement to comply with the terms of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the date hereof.

PATTERN ENERGY GROUP 2 LP

By:	/s/ Dyann Blaine
	Name:	Dyann Blaine
	Title:	Vice President

PATTERN ENERGY GROUP INC.

By:	/s/ Esben Pedersen
	Name:	Esben Pedersen
	Title:	Chief Investment Officer

Amended and Restated Purchase Rights Agreement

Solely with Respect to Article III

PATTERN ENERGY GROUP HOLDINGS 2 LP

By:	/s/ Dyann Blaine
	Name:	Dyann Blaine
	Title:	Vice President

Amended and Restated Purchase Rights Agreement

Solely with Respect to Article III

PATTERN ENERGY GP 2 LLC

By:	/s/ Dyann Blaine
	Name:	Dyann Blaine
	Title:	Vice President

Amended and Restated Purchase Rights Agreement

Exhibit A

Form of Purchase and Sale Agreement

[Attached]